Exhibit 21

SUBSIDIARIES OF MERIT MEDICAL SYSTEMS, INC.

Subsidiary Name	Jurisdiction of Incorporation/Organization
Merit Medical Australia Pty Ltd.	Australia
Merit Medical Austria GmbH	Austria
Merit Medical Belgium Sprl (BVBA)	Belgium
Merit Medical Comercialização, Distribuição, Importação e Exportação de Produtos Hospitalares LTDA.	Brazil
Merit Medical Canada Ltd.	Canada
Merit Medical Beijing Co. Ltd.	China
Merit Medical Colombia S.A.S.	Colombia
Biolife Delaware, LLC	Delaware
BioSphere Medical, Inc.	Delaware
BioSphere Medical Japan, Inc.	Delaware
Brightwater Medical, Inc.	Delaware
Cianna Medical, Inc.	Delaware
DFINE, Inc.	Delaware
Restore Endosystems, LLC	Delaware
Vascular Access Technologies, Inc.	Delaware
Merit Medical Denmark A/S	Denmark
Merit Medical Egypt LLC	Egypt
Merit Medical Finland Ltd.	Finland
Biolife Management Services, LLC	Florida
BioSphere Medical SA	France
Merit Medical France SAS	France
Dfine Europe GmbH	Germany
Merit Medical GmbH	Germany
Merit Medical Asia Company Limited	Hong Kong
Merit Medical Systems India Private Limited	India
PT Merit Medical Systems Indonesia	Indonesia
Merit Medical Ireland, Ltd.	Ireland
Merit Medical Italy S.R.L.	Italy
Merit Medical Japan KK	Japan
Merit Medical Malaysia Sdn. Bhd	Malaysia
Merit Maquiladora México, S. de R.L. de C.V.	Mexico
Merit Mexico Sales, S. de R.L. de C.V.	Mexico
KA Medical, LLC	Minnesota
Merit Medical Coatings B.V.	Netherlands
Merit Medical Nederland B.V.	Netherlands
Merit Medical New Zealand Limited	New Zealand
Merit Medical Norway AS	Norway
Thomas Medical Products, Inc.	Pennsylvania
Merit Medical Poland sp.z.o.o.	Poland
Merit Medical Portugal, S.A.	Portugal
LLC Merit Technologies	Russia
Merit Medical Singapore Pte. Ltd.	Singapore

Merit Medical Africa (Pty) LTD	South Africa
Merit Medical South Africa (Pty) LTD	South Africa
Merit Medical Korea Co., Ltd.	South Korea
Merit Medical Spain S.L.	Spain
Merit Medical Systems AB	Sweden
Merit Medical Switzerland AG	Switzerland
Merit Medical (Thailand) Limited	Thailand
Merit Medical Turkey Tıbbi Ürünler Ticaret Anonim Şirketi	Turkey
Merit Medical ME FZ-LLC	United Arab Emirates
Merit Medical UK Limited	United Kingdom
Merit Holdings, Inc.	Utah
Merit Sensor Systems, Inc.	Utah